AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                 February 28, 2002

                               REG. NO. 333-42311

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM SB-2

                            ------------------------
                             SILVER STAR FOODS, INC.
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

NEW YORK                           0638                       11-3265942
(State or other             (Primary Standard              (I.R.S. Employer
Jurisdiction of              Industrial Classification      Identification
Incorporation or             Code No.)                      Number)
Organization)

                                7520 Avenue V
                          Brooklyn, New York 11234
                            Telephone: (718) 763-3000
                            Facsimile: (718) 763-6004
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place Of Business)

                                 MICHAEL TROTTA
                       CHIEF EXECUTIVE OFFICER, PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
            (Name, Address and Telephone Number of Agent for Service)
                                7520 Avenue V
                          Brooklyn, New York 11234
                            Telephone: (718) 763-3000
                            Facsimile: (718) 763-6004
                         ------------------------------

                                   COPIES TO:
                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                            Telephone: (732) 409-1212
                            Facsimile: (732) 577-1188

Approximate date of proposed sale to the public:  Not Applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

Because the offering has ended, we hereby remove from registration 1,266,916 shares of common stock, $.001 par value, which have not been sold. We have been advised by the selling shareholders that all shares registered in the registration statement for sale have been sold.

                                   SIGNATURES

     Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New York, State of New York on the 28th day of February, 2002.

                           SILVER STAR FOODS, INC.

                           By:/s/ MICHAEL TROTTA
                              ------------------------
                                  Michael Trotta
                                  CHIEF EXECUTIVE OFFICER,
                                  PRESIDENT AND SECRETARY

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned officers and directors of SILVER STAR FOODS, INC. hereby severally constitute and appoint Michael Trotta, our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

SIGNATURE                    TITLE                                 DATE
---------                    -----                                 ----
/s/ Michael Trotta          Chairman of the Board of
-------------------         Directors, Chief Executive Officer
    Michael Trotta          President, Chief Financial Officer,
                            Principal Accounting officer and

                            Secretary                              February 28, 2002


/s/  Vincent Trotta         Director
-------------------                                                February 28, 2002
     Vincent Trotta

                            Director
-------------------
     Barry Sherman

/s/  Dennis Lore            Director
-------------------                                                February 28, 2002
     Dennis Lore
